UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2014

RED MOUNTAIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Texas	000-54444	27-1739487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 900
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(214) 871-0400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2014, the Board of Directors of Red Mountain Resources, Inc. (the “Company”) approved a new form of indemnification agreement (the “Indemnification Agreement”) to be entered into with each of the Company’s directors and officers (each, an “Indemnitee”). The Indemnification Agreement is intended to replace the existing indemnification agreements entered into with each of the Company’s officers and directors in accordance with Florida law prior to the Company’s January 31, 2014 reincorporation from the State of Florida to the State of Texas. The Indemnification Agreement provides, among other things, that the Company will indemnify the Indemnitee to the fullest extent permitted by the Texas Business Organizations Code and the Company’s certificate of formation and bylaws, including advancement of legal fees and other expenses incurred by the Indemnitee, in connection with any legal proceedings arising out of the Indemnitee’s service as an officer or director, subject to certain exclusions and procedures.

 The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Form of Indemnification Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 26, 2014

RED MOUNTAIN RESOURCES, INC.

		By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of Indemnification Agreement